Exhibit 99.1

Trimble Reports First Quarter 2019 Results

•	Results in line with guidance

•	Record annualized recurring revenue

•	Twelve month operating cash flow up 35 percent

SUNNYVALE, Calif., May 1, 2019 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the first quarter of 2019.

First Quarter 2019 Financial Summary

First quarter 2019 GAAP revenue of $801.6 million was up 8 percent as compared to the first quarter of 2018. First quarter 2019 non-GAAP revenue of $804.5 million was up 8 percent as compared to the first quarter of 2018.

Buildings and Infrastructure revenue was $294.7 million, up 30 percent. Geospatial revenue was $161.2 million, down 8 percent. Resources and Utilities revenue was $159.5 million, flat on a year-over-year basis. Transportation revenue was $189.1 million, up 3 percent. Segment revenues reflect the results of Trimble’s reportable segments under its management reporting system and are non-GAAP measures.

GAAP operating income was $86.3 million, up 34 percent as compared to the first quarter of 2018. GAAP operating margin was 10.8 percent of revenue as compared to 8.6 percent of revenue in the first quarter of 2018.

GAAP net income was $62.3 million, up 6 percent as compared to the first quarter of 2018. GAAP diluted earnings per share were $0.25 as compared to GAAP diluted earnings per share of $0.23 in the first quarter of 2018.

Non-GAAP operating income of $152.9 million was up 8 percent as compared to the first quarter of 2018. Non-GAAP operating margin was 19.0 percent of revenue in both the first quarter of 2019 and 2018.

Non-GAAP net income of $113.6 million was down 1 percent as compared to the first quarter of 2018. Non-GAAP diluted earnings per share was $0.45 in both the first quarter of 2019 and 2018.

The GAAP tax rate for the quarter was 17 percent as compared to 12 percent in the first quarter of 2018, and the non-GAAP tax rate was 20 percent as compared to 19 percent in the first quarter of 2018.

Operating cash flow for the first quarter of 2019 was $147.6 million, up 78 percent as compared to the first quarter of 2018. Deferred revenue for the first quarter of 2019 was $464.4 million, up 29 percent as compared to the first quarter of 2018.

“Our first quarter results met expectations despite trade uncertainties and lower growth in China,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Our recurring revenue demonstrated significant growth in our end-user markets and our ongoing transition to higher subscription content remains on course.”

Forward Looking Guidance

For the second quarter of 2019, Trimble expects to report GAAP revenue between $849 million and $879 million and GAAP earnings per share of $0.31 to $0.35, and non-GAAP revenue between $850 million and $880 million and non-GAAP earnings per share of $0.52 to $0.56. GAAP guidance assumes a tax rate of 16 percent and non-GAAP guidance assumes a tax rate of 20 percent. Both GAAP and non-GAAP earnings per share assume approximately 254 million shares outstanding. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on May 1 at 2:00 p.m. PT to review its first quarter 2019 results. An accompanying slide presentation will be made available on the “Investors” section of the Trimble website, www.trimble.com, under the subheading “Events & Presentations.” The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 9089723. The replay will also be available on the web at the address above.

Use of Non-GAAP Financial Information

In addition to financial information prepared in accordance with GAAP, this press release also contains certain non-GAAP financial measures based upon management’s view of performance, including:

•	Non-GAAP revenue

•	Non-GAAP operating income

•	Non-GAAP operating margin

•	Non-GAAP net income

•	Non-GAAP diluted earnings per share

•	Non-GAAP tax rate

Segment data reflects the results of Trimble’s reportable segments under its management reporting system. Segment revenue and operating income are consistent with the respective non-GAAP measures discussed below and in the attached supplemental schedules. Investors are encouraged to review the specific non-GAAP measures, which Trimble uses along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding the financial condition and results of operations and why management chose to exclude selected items, which can be found at the end of this press release. Additional financial information about Trimble’s use of non-GAAP results can be found on the investor relations section of Trimble’s website at: http://investor.trimble.com.

Annualized Recurring Revenue

Annualized recurring revenue refers to quarterly, recurring revenue multiplied by four. A schedule detailing recurring revenue is available on the “Investors” section of the Trimble website at http://investor.trimble.com. For the first quarter of 2019, recurring revenue on a GAAP basis was $263.7 million, and non-GAAP recurring revenue was $266.6 million, which excluded $2.9 million related to the elimination of the deferred revenue adjustment in connection with acquisitions.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the second quarter of 2019, and fiscal 2019, including the expected tax rate, anticipated impact of stock-based compensation expense, amortization of intangibles related to previous acquisitions, anticipated acquisition costs, restructuring charges, the anticipated number of diluted shares outstanding, the Company’s long-term growth targets and operating margins. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. Trimble’s expected tax rate and current expected income are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and may be affected by evolving interpretations of TCJA, the jurisdictions in which profits are determined to be earned and taxed, changes in the estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties, and the ability to realize deferred tax assets. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company’s results would also be negatively impacted by adverse geopolitical developments, weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company’s revenue, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	First Quarter of
	2019	2018
Revenue:
Product	$488.4	$497.8
Service	159.2	128.8
Subscription	154.0	115.6

Total revenue	801.6	742.2

Cost of sales:
Product	230.7	235.4
Service	64.0	59.6
Subscription	44.4	27.9
Amortization of purchased intangible assets	24.2	23.1

Total cost of sales	363.3	346.0

Gross margin	438.3	396.2

Gross margin (%)	54.7%	53.4%

Operating expenses:
Research and development	118.2	109.3
Sales and marketing	127.4	122.1
General and administrative	82.8	81.6
Restructuring charges	3.5	1.6
Amortization of purchased intangible assets	20.1	17.4

Total operating expenses	352.0	332.0

Operating income	86.3	64.2

Non-operating income (expense), net:
Interest expense, net	(21.9)	(9.5)
Foreign currency transaction gain (loss), net	(0.9)	3.7
Income from equity method investments, net	8.8	4.9
Other income, net	2.9	3.4

Total non-operating income (expense), net	(11.1)	2.5

Income before taxes	75.2	66.7

Income tax provision	12.8	8.0

Net income	62.4	58.7
Net gain attributable to noncontrolling interests	0.1	0.2

Net income attributable to Trimble Inc.	$62.3	$58.5

Earnings per share attributable to Trimble Inc.:
Basic	$0.25	$0.24

Diluted	$0.25	$0.23

Shares used in calculating earnings per share:
Basic	251.5	248.8

Diluted	254.0	253.2

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

As of	First Quarter of 2019	Fiscal Year End 2018
Assets
Current assets:
Cash and cash equivalents	$216.7	$172.5
Accounts receivable, net	525.2	512.6
Other receivables	23.8	33.2
Inventories	303.7	298.0
Other current assets	78.4	72.8

Total current assets	1,147.8	1,089.1
Property and equipment, net	212.8	212.9
Operating lease right-of-use assets	121.1	—
Goodwill	3,540.8	3,540.0
Other purchased intangible assets, net	697.5	744.3
Deferred costs, non-current	41.3	41.3
Other non-current assets	158.8	148.8

Total assets	$5,920.1	$5,776.4

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$246.8	$256.2
Accounts payable	147.6	147.6
Accrued compensation and benefits	112.1	169.2
Deferred revenue	422.9	348.4
Accrued warranty expense	14.1	15.3
Other current liabilities	146.5	118.5

Total current liabilities	1,090.0	1,055.2
Long-term debt	1,647.8	1,712.3
Deferred revenue, non-current	41.5	38.8
Deferred income tax liabilities	74.7	73.8
Income taxes payable	75.3	71.3
Operating lease liabilities	95.1	—
Other non-current liabilities	152.7	150.2

Total liabilities	3,177.1	3,101.6

Stockholders’ equity:
Common stock	0.3	0.3
Additional paid-in-capital	1,634.5	1,591.9
Retained earnings	1,289.4	1,268.3
Accumulated other comprehensive loss	(182.5)	(186.1)

Total Trimble Inc. stockholders’ equity	2,741.7	2,674.4
Noncontrolling interests	1.3	0.4

Total stockholders’ equity	2,743.0	2,674.8

Total liabilities and stockholders’ equity	$5,920.1	$5,776.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	First Quarter of
	2019	2018
Cash flow from operating activities:
Net income	$62.4	$58.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	10.2	8.5
Amortization expense	44.3	40.5
Deferred income taxes	1.1	(10.8)
Stock-based compensation	16.3	17.4
Income from equity method investments	(4.8)	(0.1)
Other non-cash items	1.8	(11.1)
(Increase) decrease in assets:
Accounts receivable, net	(13.8)	(29.4)
Inventories	(6.8)	(21.7)
Other current and non-current assets	6.1	(1.1)
Increase (decrease) in liabilities:
Accounts payable	3.4	11.1
Accrued compensation and benefits	(57.0)	(41.6)
Deferred revenue	77.1	69.6
Other current and non-current liabilities	7.3	(7.1)

Net cash provided by operating activities	147.6	82.9

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	4.9	(518.7)
Acquisitions of property and equipment	(14.5)	(18.2)
Purchases of short-term investments	—	(24.0)
Proceeds from maturities of short-term investments	—	6.2
Proceeds from sales of short-term investments	—	196.8
Other	—	4.4

Net cash used in investing activities	(9.6)	(353.5)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	25.6	25.3
Repurchases of common stock	(40.0)	(53.0)
Proceeds from debt and revolving credit lines	266.9	591.0
Payments on debt and revolving credit lines	(339.7)	(383.0)
Other	(7.1)	—

Net cash provided by (used in) financing activities	(94.3)	180.3

Effect of exchange rate changes on cash and cash equivalents	0.5	6.3

Net increase (decrease) in cash and cash equivalents	44.2	(84.0)
Cash and cash equivalents — beginning of period	172.5	358.5

Cash and cash equivalents — end of period	$216.7	$274.5

REPORTING SEGMENTS

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions)

(Unaudited)

			Reporting Segments
			Buildings and		Resources and
			Infrastructure	Geospatial	Utilities	Transportation
FIRST QUARTER OF FISCAL 2019 :
Revenue			$292.0	$161.2	$159.3	$189.1
Acquired deferred revenue adjustment	( A	)	2.7	—	0.2	—

Non-GAAP Revenue			$294.7	$161.2	$159.5	$189.1

Operating income before corporate allocations			$61.4	$29.4	$51.0	$31.2
Acquired deferred revenue adjustment	( A	)	2.7	—	0.2	—
Amortization of acquired capitalized commissions	( F	)	(1.6)	—	(0.1)	—

Non-GAAP Operating income before corporate allocations			$62.5	$29.4	$51.1	$31.2

Operating margin (% of segment external net revenue)			21.0%	18.2%	32.0%	16.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			21.2%	18.2%	32.0%	16.5%

FIRST QUARTER OF FISCAL 2018 :
Revenue			$224.7	$174.5	$159.2	$183.8
Acquired deferred revenue adjustment	( A	)	2.5	—	0.3	0.1

Non-GAAP Revenue			$227.2	$174.5	$159.5	$183.9

Operating income before corporate allocations			$43.5	$37.3	$51.7	$30.4
Acquired deferred revenue adjustment	( A	)	2.5	—	0.3	0.1
Amortization of acquired capitalized commissions	( F	)	(0.4)	—	(0.1)	—

Non-GAAP Operating income before corporate allocations			$45.6	$37.3	$51.9	$30.5

Operating margin (% of segment external net revenue)			19.4%	21.4%	32.5%	16.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			20.1%	21.4%	32.5%	16.6%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions, except per share data)

(Unaudited)

		First Quarter of
		2019			2018
		Dollar Amount	% of Revenue		Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$801.6			$742.2
Acquired deferred revenue adjustment	( A )	2.9			2.9

Non-GAAP Revenue:		$804.5			$745.1

GROSS MARGIN:
GAAP gross margin:		$438.3	54.7%		$396.2	53.4%
Acquired deferred revenue adjustment	( A )	2.9			2.9
Restructuring charges	( B )	0.2			(0.2)
Amortization of purchased intangible assets	( C )	24.2			23.1
Stock-based compensation	( D )	1.3			1.1
Acquisition / divestiture items	( E )	—			2.0

Non-GAAP gross margin:		$466.9	58.0%		$425.1	57.1%

OPERATING EXPENSES:
GAAP operating expenses:		$352.0	43.9%		$332.0	44.7%
Restructuring charges	( B )	(3.5)			(1.6)
Amortization of purchased intangible assets	( C )	(20.1)			(17.4)
Stock-based compensation	( D )	(15.0)			(16.3)
Acquisition / divestiture items	( E )	(1.1)			(14.0)
Amortization of acquired capitalized commissions	( F )	1.7			0.5

Non-GAAP operating expenses:		$314.0	39.0%		$283.2	38.0%

OPERATING INCOME:
GAAP operating income:		$86.3	10.8%		$64.2	8.6%
Acquired deferred revenue adjustment	( A )	2.9			2.9
Restructuring charges	( B )	3.7			1.4
Amortization of purchased intangible assets	( C )	44.3			40.5
Stock-based compensation	( D )	16.3			17.4
Acquisition / divestiture items	( E )	1.1			16.0
Amortization of acquired capitalized commissions	( F )	(1.7)			(0.5)

Non-GAAP operating income:		$152.9	19.0%		$141.9	19.0%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$(11.1)			$2.5
Acquisition / divestiture items	( E )	0.3			(2.8)

Non-GAAP non-operating expense, net:		$(10.8)			$(0.3)

			GAAP and Non-GAAP Tax Rate %	( I )		GAAP and Non-GAAP Tax Rate %	( I )
INCOME TAX PROVISION:
GAAP income tax provision:		$12.8	17%		$8.0	12%
Non-GAAP items tax effected	( G )	11.4			9.0
Difference in GAAP and Non-GAAP tax rate	( H )	4.2			9.9

Non-GAAP income tax provision:		$28.4	20%		$26.9	19%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$62.3			$58.5
Acquired deferred revenue adjustment	( A )	2.9			2.9
Restructuring charges	( B )	3.7			1.4
Amortization of purchased intangible assets	( C )	44.3			40.5
Stock-based compensation	( D )	16.3			17.4
Acquisition / divestiture items	( E )	1.4			13.2
Amortization of acquired capitalized commissions	( F )	(1.7)			(0.5)
Non-GAAP tax adjustments	( G ) + ( H )	(15.6)			(18.9)

Non-GAAP net income attributable to Trimble Inc.:		$113.6			$114.5

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.25			$0.23
Acquired deferred revenue adjustment	( A )	0.01			0.01
Restructuring charges	( B )	0.02			—
Amortization of purchased intangible assets	( C )	0.17			0.16
Stock-based compensation	( D )	0.06			0.07
Acquisition / divestiture items	( E )	0.01			0.05
Amortization of acquired capitalized commissions	( F )	(0.01)			—
Non-GAAP tax adjustments	( G ) + ( H )	(0.06)			(0.07)

Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.45			$0.45

		Second Quarter of 2019
		Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share attributable to Trimble Inc.:		$0.31	$0.35
Acquired deferred revenue adjustment	( A )	—	—
Restructuring charges	( B )	0.01	0.01
Amortization of purchased intangible assets	( C )	0.18	0.18
Stock-based compensation	( D )	0.09	0.09
Acquisition / divestiture items	( E )	0.01	0.01
Amortization of acquired capitalized commissions	( F )	(0.01)	(0.01)
Non-GAAP tax adjustments	( G ) + ( H )	(0.07)	(0.07)

Forecasted non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.52	$0.56

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

To help investors understand Trimble’s past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble’s historical and prospective financial performance, as well as its performance relative to competitors. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company’s investors track “core operating performance” as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company’s operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at Trimble’s core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.

Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble’s consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP revenue

We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of acquired deferred revenue that was written down to fair value in purchase accounting, restructuring charges, amortization of purchased intangible assets, stock-based compensation, and acquisition/divestiture items associated with the acceleration of acquisition stock options from GAAP gross margin. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration and other costs including the acceleration of acquisition stock options, as well as adjustment to the fair value of earn-out liabilities, and the effects of certain acquired capitalized commissions that was eliminated in purchase accounting from GAAP operating expenses. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, and acquisition/divestiture items from GAAP operating income. We believe that these adjustments offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income (expense), net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income (expense), net excludes acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges, gains or losses related to the acquisitions, or sale of certain businesses and investments. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

We believe that providing investors with the non-GAAP income tax provision is beneficial because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) – ( I ) below.

( A )

Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.

( B )

Restructuring charges. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring charges from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented. However the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

( C )

Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

( D )

Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the first quarter of fiscal years 2019 and 2018, stock-based compensation was allocated as follows:

	First Quarter of
(Dollars in millions)	2019	2018
Cost of sales	$1.3	$1.1
Research and development	3.5	3.1
Sales and marketing	2.7	2.3
General and administrative	8.8	10.9

Total stock-based compensation	$16.3	$17.4

( E )

Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration and other closing costs, including the acceleration of acquisition stock options, as well as adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating income (expense), net, acquisition/divestiture items includes unusual acquisition, investment and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

( F )

Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

( G )

Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items ( A ) – ( F ) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

( H )

Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and Non-GAAP tax rates applied to the Non-GAAP operating income plus the Non-GAAP non-operating income (expense), net. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.

( I )

GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.